UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2005

BIOVERIS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-50583	80-0076765
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16020 Industrial Drive, Gaithersburg, MD 20877
(Address of Principal Executive Offices)	(Zip Code)

(301) 869-9800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 1, 2005, BioVeris Corporation (the “Company”) entered into a commercial lease agreement with BT-Newyo, LLC for approximately 112,000 square feet of a portion of the building located at 16050 Industrial Drive, Gaithersburg, MD. The facility is intended to be a biosecurity customer center for the production of consumable reagents and assays and for customer training and certifications. The term of the lease is ten years and the annual base rent is approximately $1 million. Additional terms and conditions are set forth in the Commercial Lease Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

10.1 Commercial Lease Agreement dated July 1, 2005 by and between BT-Newyo, LLC and BioVeris Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVERIS CORPORATION

		By:	/s/ George V. Migausky
			Name:	George V. Migausky
			Title:	Vice President of Finance and Chief Financial Officer

Dated:	July 7, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Commercial Lease Agreement dated July 1, 2005 by and between BT-Newyo, LLC and BioVeris Corporation